EXHIBIT 10.29

                                                               EXECUTION VERSION

                    GENERAL RELEASE AND SETTLEMENT AGREEMENT

         This Settlement Agreement and Mutual Release (this "Agreement") is hereby made effective as of the 18th day of July 2003 by and among Molecular Diagnostics, Inc. ("MDI"), Azimuth Corporation ("Azimuth") and Cadmus Corporation ("Cadmus") (each individually "a Party" and collectively "the Parties"), pursuant to the recitals and terms set forth below.

                                    RECITALS

         WHEREAS, MDI has issued warrants to both Azimuth and Cadmus to purchase an aggregate of 3,125,000 shares of MDI common stock, par value $.001 (the "Common Stock"), as described below;

         WHEREAS, a dispute arose between the parties regarding the total number of shares of MDI Common Stock issuable to Azimuth and Cadmus upon exercise of the warrants following certain transactions by MDI that diluted the interests of Cadmus and Azimuth under the terms of the warrants (the "Dispute");

         WHEREAS, the Parties to this Agreement have engaged in negotiations, and based on their mutual desire to avoid the expense of litigation, have agreed to resolve any and all claims and disagreements between them regarding the Dispute under the terms set forth herein and without any admission of liability;

         NOW THEREFORE, in consideration of the mutual covenants and the conditions herein set forth, and for other good and valuable consideration, the sufficiency and receipt of which the Parties hereby acknowledge, the Parties agree as follows:

         1. Settlement Payments: In full and complete settlement of the Dispute between the Parties, and pursuant to the mutual releases set forth in this Agreement, the Parties have agreed to: (a) cancel and terminate the following existing warrant agreements and any and all liabilities and obligations thereunder:

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         Warrant No. 1 AC - Azimuth Corporation/50,000 Shares
         Warrant No. 2 AC - Azimuth Corporation/50,000 Shares Warrant No. 3 AC - Azimuth Corporation/1,000,000 Shares Warrant No. 4 AC - Azimuth Corporation/1,000,000 Shares Warrant No. 5 AC - Azimuth Corporation/500,000 Shares Warrant No. 6 CC - Cadmus Corporation/250,000 Shares Warrant No. 7 AC - Azimuth Corporation/250,000 Shares Warrant No. 8 AC - Azimuth Corporation/25,000 Shares

(collectively, the "Prior Warrants"), and (b) replace the Prior Warrants with two new warrant agreements, a form of which is attached hereto as Exhibit A (together, the "New Warrants"), which New Warrants will reflect the terms set forth in Section 2 of this Agreement.

         2. Terms and Allocation of Warrants: The New Warrants shall include the following terms: (a) Cadmus will be entitled to purchase at any time prior to July 18, 2008, 3,625,000 shares of MDI Common Stock at a purchase price of $0.30 per share; (b) Azimuth will be entitled to purchase at any time prior to July 18, 2008, 2,875,000 shares of MDI Common Stock at a purchase price of $0.30 per share; (c) anti-dilution protection for events including, but not limited to, stock dividends, stock splits and other similar events found in other outstanding warrant and convertible instruments issued by MDI; and (d) all outstanding indebtedness owed from MDI to both Azimuth and Cadmus shall be forgiven and cancelled.

         3. General Release by MDI: As a material inducement for Azimuth and Cadmus to enter into this Agreement, MDI, for itself and for each of its past, present and future divisions, subsidiaries, corporate parents, affiliates, officers, directors, agents, attorneys, employees, partners, associates, privies, controlling persons, shareholders, and each of their respective predecessors, successors, assigns, insurers and subrogees (the "MDI Parties"), hereby absolutely and unconditionally releases, remises, and forever discharges:
(i) Azimuth, and each of its past, present and future divisions, subsidiaries, corporate parents, affiliates, officers, directors, agents, attorneys, employees, partners, associates, privies, controlling persons, shareholders, and each of their respective predecessors, successors, assigns, insurers and subrogees (the "Azimuth Parties"); and (ii) Cadmus, and each of its past, present and future divisions, subsidiaries, corporate parents, affiliates, officers, directors, agents, attorneys, employees, partners, associates, privies, controlling persons, shareholders, and each of their respective predecessors, successors, assigns, insurers and subrogees (the "Cadmus Parties") from and against any and all manner of actions, causes of action, suits, debts, agreements, promises, damages, judgments, claims, liabilities, losses, expenses, and demands whatsoever, direct or indirect, in law or in equity, whether known or unknown, which any of the MDI Parties had, has or in the future may have against any of the Azimuth Parties or Cadmus Parties with respect to any action or omission arising out of or relating to the Dispute.


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         4.  General  Release By Azimuth:  As a material  inducement  for MDI to enter into this Agreement, Azimuth, for itself and for each of the other Azimuth Parties, hereby absolutely and unconditionally releases, remises, and forever discharges MDI and each of the other MDI Parties from and against any and all manner of actions, causes of action, suits, debts, agreements, promises,
damages,  judgments,   claims,   liabilities,   losses,  expenses,  and  demands
whatsoever, direct or indirect, in law or in equity, whether known or unknown, which any of the Azimuth Parties had, has or in the future may have against any of the MDI Parties with respect to any action or omission arising out of or relating to the Dispute.

         5. General Release By Cadmus: As a material inducement for MDI to enter into this Agreement, Cadmus, for itself and for each of the other Cadmus Parties, hereby absolutely and unconditionally releases, remises, and forever discharges the MDI and each of the other MDI Parties from and against any and all manner of actions, causes of action, suits, debts, agreements, promises, damages, judgments, claims, liabilities, losses, expenses, and demands whatsoever, direct or indirect, in law or in equity, whether known or unknown, which any of the Cadmus Parties had, has or in the future may have against any of the MDI Parties with respect to any action or omission arising out of or relating to the Dispute.


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

         6. Non-Admission of Liability: Neither this Agreement nor the events occurring during the negotiation of this Agreement (including all statements, admissions, or communications made in connection therewith) shall constitute or be considered admissions of liability or wrongdoing by any Party, or an acknowledgment by any Party of the truth or correctness of any other Party's contentions or allegations. The Parties have entered into this Agreement solely for the purpose of settling the Dispute. All actions taken and statements made by the Parties or their representatives relating to their participation in this Agreement, including its development and implementation, were taken and made in the context of privileged and confidential dispute resolution negotiations. The settlement shall be of no evidentiary effect in any proceeding, except with respect to a proceeding between the Parties to enforce any provision of this Agreement.

         7. Non-Assignment: Each Party represents and warrants to each other that it has not assigned or otherwise transferred any claims released herein to any non-party to this Agreement, and that each Party will not assign or otherwise transfer, or attempt to assign or otherwise transfer, any claim relating to the Dispute to any non-party to this Agreement.

         8. Entire Agreement: This Agreement constitutes the entire understanding among the Parties, and supersedes all prior or contemporaneous oral or written understandings, statements, representation or promises, with respect to the subject matter hereof. The Parties agree that the recitals contained on page one of this Agreement are incorporated herein and constitute a material part of this Agreement.


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

         9. Binding Effect: This Agreement and the releases contained herein shall be binding on, and shall inure to the benefit of, the Parties, and their respective past, present and future divisions, subsidiaries, corporate parents, affiliates, officers, directors, agents, attorneys, employees, partners, associates, privies, controlling persons, shareholders, and each of their respective predecessors, successors, assigns, insurers and subrogees. Each Party further agrees that nothing in this Agreement shall operate or be construed as a release or discharge of any obligation owed by any Party under the terms of this Agreement or preclude any right, claim or action by any Party to enforce the provisions of this Agreement.

         10. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to such jurisdiction's conflict of laws principles.

         11. Modification: This Agreement shall not and cannot be modified, amended, altered, limited or supplemented, except upon the execution and delivery of a written agreement expressly referring to this Agreement and executed by the Parties.

         12. Severability: In the event any provision contained in this Agreement shall for any reason be held unenforceable, illegal or invalid, such holding shall not effect any other provision hereof.

         13. Costs: Each party shall bear and pay its own expenses, costs, and charges, including attorneys' fees, incident to the negotiation, preparation, and execution of this Agreement.

         14. Signature in Counterparts: This Agreement may be signed by the Parties in counterparts, and shall be fully enforceable as if all Parties had signed a single document.


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         15. Acknowledgment:  Each Party acknowledges and represents (a) that it has read the terms of this Agreement, (b) that it has been assisted and advised by counsel of its choice with respect to this Agreement, (c) that it fully understands the terms of this Agreement, (d) that such Party, including the individual signing on behalf of such Party, has the authority to enter into this Agreement and bind such Party, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action (including all corporate action on its part), (e) that it has entered into this Agreement voluntarily and with full knowledge of the effects and consequences hereof, and
(f) that this Agreement is made and entered into by such Party without reliance upon any statement, representation, promise, inducement, understanding or agreement which is not herein expressed or referenced.

         16. Survival: Each Party acknowledges that the terms of this Agreement shall survive the execution of the mutual releases set forth herein.

MOLECULAR DIAGNOSTICS, INC.                 AZIMUTH CORPORATION

By:______________________________           By:_________________________________
Its:_____________________________           Its:________________________________

                                            CADMUS CORPORATION

                                            By:_________________________________
                                            Its:________________________________


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                                                               EXECUTION VERSION

                                    EXHIBIT A

                                 FORM OF WARRANT


                                    Exhibit A